UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2010

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2010, School Specialty, Inc. (the “Company”) announced that effective March 12, 2010, Gregory D. Cessna, the Company’s Executive Vice President, Educational Resources, has resigned from the Company and accepted the CEO position at Troxell Communications, Inc. In connection with his resignation, Mr. Cessna was granted a limited waiver from the terms of his Employment Agreement, dated July 11, 2005, regarding post-employment restrictions on competition.

The Company also announced the promotion of Richmond Y. Holden, 56, to Executive Vice President, Educational Resources, effective March 12, 2010. Mr. Holden was hired by the Company in 2007 as president of the Company’s reading intervention and publishing business unit and has held that position until this promotion. Mr. Holden began his career in the education market in 1978 when he joined J.L. Hammett Company as a management trainee. He progressed through several leadership roles in Marketing, Technology and Operations, prior to being promoted to President and Chief Executive Officer in 1992, a position he held until joining the Company.

In connection with Mr. Holden’s appointment on March 5, 2010, the Company has entered into an Employment Agreement (the “Agreement”) with Mr. Holden that will be effective as of March 15, 2010. The Agreement has an initial term of two years and will be automatically renewed for successive one-year periods unless either party provides the other a written notice of intention not to renew in accordance with the terms of the Agreement.

Under the Agreement, Mr. Holden is entitled to an annual base salary of $330,000 and will be entitled to participate in the Company’s corporate bonus plan pursuant to the terms and conditions of the plan, effective for the Company’s 2011 fiscal year. In addition, Mr. Holden will receive a stock option award to purchase a minimum of 20,000 shares of the Company’s common stock and an award of a minimum of 7,500 non-vested stock units on the date of the next meeting of the Company’s Compensation Committee, subject to Compensation Committee approval. Mr. Holden may also be entitled to receive perquisites and benefits provided by the Company to its executive officers, subject to applicable eligibility criteria. The agreement contains customary confidentiality and non-compete provisions to which Mr. Holden will be subject for 18 months following any termination of his employment with the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On March 10, 2010, the Company announced Mr. Holden’s appointment as its Executive Vice President, Educational Resources. The press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Richmond Y. Holden, Jr. and School Specialty, Inc.

99.1	Press release dated March 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: March 10, 2010	By:	/s/ David N. Vander Ploeg
David N. Vander Ploeg Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Richmond Y. Holden, Jr. and School Specialty, Inc.

99.1	Press release dated March 10, 2010